Exhibit 99.1
NEWS
Anadarko Provides Parental Guarantee on Kerr-McGee Bonds
     HOUSTON, Oct. 4, 2006 — Anadarko Petroleum Corporation (NYSE: APC) today announced it has provided a parental guarantee on the indentures assumed in conjunction with its acquisition of Kerr-McGee Corporation on Aug. 10, 2006. This guarantee will apply to the Kerr-McGee 6.625% notes due 2007, 6.875% notes due 2011, 6.95% notes due 2024, 7.125% debentures due 2027, and 7.875% notes due 2031. For further information regarding the terms and conditions of this guarantee, interested persons should review the Current Report on Form 8-K to be filed by Anadarko in the near future.
     Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2005, the company had 2.45 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. In August 2006, Anadarko acquired Kerr-McGee Corporation and Western Gas Resources, Inc. in separate transactions.
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release. See “Risk Factors” in the company’s 2005 Annual Report on Form 10-K and other public filings, press releases and discussions with company management. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.
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Anadarko Contacts
Media:
Teresa Wong, teresa.wong@anadarko.com, (832) 636-1203
John Christiansen, john.christiansen@anadarko.com, (832) 636-8736
Investors:
John Colglazier, john.colglazier@anadarko.com, (832) 636-2306
Stewart Lawrence, stewart.lawrence@anadarko.com, (832) 636-3326